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                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
PICK Communications Corp.

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 of PICK Communications Corp. of our report dated June 14, 2000 related to the consolidated balance sheet of PICK Communications Corp. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 1999 and 1998, which report appears in the December 31, 1999 annual report on Form 10-K PICK Communications Corp.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York


July 12, 2000